Exhibit 99.2

Zebra Technologies to Acquire Enterprise Business

from Motorola Solutions for $3.45 Billion

Transaction strengthens Zebra’s asset tracking portfolio to create a global leader in

Enterprise Asset Intelligence for the Connected Age

Motorola to become singularly focused on driving continued leadership in mission-critical communications for Government and Public Safety customers

Lincolnshire, Ill. and Schaumburg, Ill., April 15, 2014—Zebra Technologies Corporation (NASDAQ: ZBRA) and Motorola Solutions, Inc. (NYSE: MSI) today announced that they have entered into a definitive agreement in which Zebra will acquire Motorola’s Enterprise business for $3.45 billion in an all-cash transaction. The acquisition will be funded through a combination of cash on hand and new debt. The transaction, which was approved by the Boards of Directors of both companies, is subject to customary closing conditions including regulatory approvals. The transaction is expected to be completed by the end of 2014.

“This acquisition will transform Zebra into a leading provider of solutions that deliver greater intelligence and insights into our customers’ enterprises and extended value chains,” stated Anders Gustafsson, Zebra’s chief executive officer. “The Enterprise business will generate significant value for our shareholders by driving further product innovation and deeper engagement with our customers and partners. It positions Zebra as a leading technology innovator, with the accelerating convergence of mobility, data analytics and cloud computing.”

“Our Enterprise business is an ideal fit for Zebra,” stated Greg Brown, Motorola Solutions chairman and CEO. “This transaction will enable us to further sharpen our strategic focus on providing mission-critical solutions for our government and public safety customers. Upon closing of the transaction, we intend to return the proceeds to our shareholders in a timely fashion.”

With 2013 pro-forma sales of approximately $2.5 billion (excluding sales of its iDEN products), Motorola’s Enterprise business is an industry leader in mobile computing and advanced data capture communications technologies and services. Through this transaction, Zebra will enter the segment where Motorola’s Enterprise business competes and strengthen its position in key industries including Retail, Transportation & Logistics, and Manufacturing and serve approximately 95 percent of the Fortune 500.

Zebra Technologies, with 2013 sales of $1.0 billion, is an industry leader in barcode and enterprise printing, asset tracking, Internet of Things (IoT) solutions, and motion and location sensing. The combination of these technology offerings and asset tracking solutions, together with Motorola’s Enterprise business, will create an industry leader in enterprise asset intelligence for the Connected Age.

The combined Zebra Technologies with Motorola’s Enterprise business would have had pro-forma sales in 2013 of approximately $3.5 billion. Approximately 4,500 employees are expected to join Zebra upon completing this transaction. Motorola Solutions will retain its iDEN product portfolio that was part of its Enterprise business and will continue its Government business, including its professional commercial radio product portfolio.

Motorola Solutions will continue to manufacture, design, integrate and deliver industry-leading voice and data communication solutions for government and public safety customers worldwide. Motorola Solutions sells these secure, mission-critical and innovative products, services and solutions with unique software designs that are the cutting edge in public safety technology. It also holds a unique portfolio of intellectual property.

Strategic Fit for Zebra

The transaction will significantly expand Zebra’s geographic reach; the combined company will have about 20,000 channel partners in more than 100 countries, and will hold a robust portfolio of intellectual property, with approximately 4,500 U.S. and international patents issued and pending. Key benefits to Zebra and its shareholders include:

•	Stronger combined platform with multiple growth opportunities

•	New and comprehensive product, technology and IP portfolio

•	Leading end-to-end solutions across key industries with global reach

•	Highly diversified business mix

•	Creating synergies by maximizing efficiencies and scale

•	Attractive growth and free cash flow profile

Strategic Rationale for Motorola Solutions

“Last year, we undertook a thorough review of our strategy and concluded that the synergies between our Government and Enterprise businesses were not as great as the value we could create by being singularly focused on our core Government & Public Safety business,” Motorola’s Brown said. “Going forward, we will have absolute clarity of purpose and mission as we serve customers globally with our suite of mission-critical communications solutions. This business is truly distinctive in its industry leadership, strong pipeline position, long-term track record of consistent profitability and cash flow, and an array of growth opportunities.”

Transaction Details

Under the agreement, Zebra will acquire the Enterprise business from Motorola Solutions in an all-cash transaction valued at $3.45 billion, which Zebra management expects to be immediately accretive on a cash earnings basis. Zebra expects to fund the transaction with approximately $200 million of available cash on hand and $3.25 billion that is fully committed to be raised through a new credit facility and the issuance of debt securities. The transaction is not subject to a financing condition and is expected to be completed by the end of 2014.

Morgan Stanley is serving as financial adviser to Zebra and is providing a fully underwritten financing commitment for the debt component of the transaction. Kirkland & Ellis LLP is serving as legal advisor to Zebra.

Goldman, Sachs & Co., and J.P. Morgan Securities LLC are serving as financial advisers to Motorola in connection with this transaction. Winston & Strawn LLP is serving as legal adviser to Motorola. Wachtell, Lipton, Rosen & Katz is serving as legal adviser to the Motorola Board of Directors.

Conference Call Notifications

For Zebra:

Investors are invited to listen to a live webcast of Zebra’s conference call discussing of the pending acquisition announced today. The conference call will be held at 8:00 a.m. EDT today. To listen to the call, visit the company’s website at http://www.Zebra.com.

For Motorola:

Investors are invited to listen to a live webcast of the Motorola Solutions conference call discussing the announced pending transaction. The conference call will be held at 8:30 a.m. EDT today. To listen to the call, visit the company’s website at http://www.motorolasolutions.com/investor.

Forward-looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Actual results may differ from those expressed or implied in the company’s forward-looking statements. When used in this release and documents referenced herein, the words “anticipate,” “believe,” “estimate,” “intend,” and “expect” and similar expressions are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Similarly, statements herein that describe the proposed transaction between Zebra and Motorola Solutions, including its financial impact, and other statements of managements’ beliefs, intentions or goals also are forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in both Zebra’s and Motorola’s respective industries, including the Enterprise business, market conditions, general domestic and international economic conditions, and other factors. These factors also include the satisfaction of the conditions to closing of the transaction (including receipt of regulatory approvals), the completion of the acquisition of the Enterprise business from Motorola Solutions, the successful financing of the transaction, the expected timeline for completing the transaction, the successful integration of the operations by Zebra, and Zebra’s ability to implement plans, forecasts and other expectations with respect to the Enterprise business after the acquisition is completed and the ability of Motorola Solutions to return proceeds of the transaction to its shareholders and the timing thereof. Customer acceptance of Zebra’s products and solutions and competitors’ product offerings, and the potential effects of technological changes are inherent risks associated with the ongoing combined business. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in Zebra’s ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of Zebra’s international sales. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra’s financial results. Descriptions of the risks, uncertainties and other factors that could affect Zebra’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. A detailed description of other risks and uncertainties affecting Zebra is contained in Item 1A of Zebra’s 2013 Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. . . A detailed description of other risks and uncertainties affecting Motorola Solutions, is contained in Item 1A of Motorola Solution’s 2013 Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. These filings are available for free on the SEC’s website at www.sec.gov, on Zebra’s website at www.zebra.com and on Motorola Solutions’ website at www.motorolasolutions.com. The forward-looking statements made herein speak only as of the date hereof and none of Zebra, Motorola Solutions or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, developments or otherwise, except as required by law.

About Zebra

A global leader respected for innovation and reliability, Zebra Technologies (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.Zebra.com.

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our newsroom or subscribe to our news feed.

Media Resources

Information related to today’s transaction, including executive pictures and biographies, can be found at http://www.zebra.com/acquires-motorola-enterprise.

Contact:

	For Zebra Technologies	For Motorola Solutions
Investors:	Douglas A. Fox, CFA Vice President, Investor Relations and Treasurer +1 847 793 6735 dfox@zebra.com	Shep Dunlap Vice President, Investor Relations +1 847 576-6899 +1 847 400-6291 shep.dunlap@motorolasolutions.com

Financial Media	Kerry F. Kelly F T I Consulting +1 617 897 1518 kerry.guiliano@fticonsulting.com	Nicholas Sweers Vice President, Global Communications +1 847 576-2462 +1 847 450-4957 nicholas.sweers@motorolasolutions.com

Trade Media	Stephanie Kneisler Manager, Public Relations +1 847 970 2470 skneisler@zebra.com	Nicholas Sweers Vice President, Global Communications +1 847 576-2462 +1 847 450-4957 nicholas.sweers@motorolasolutions.com